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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
KEMET Corporation:

We consent to incorporation by reference in the Registration Statements as listed below, of our report dated April 25, 2003, relating to the consolidated balance sheets of KEMET Corporation and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2003, which report is included in the March 31, 2003, annual report on Form 10-K of KEMET Corporation.

Form	Registration Number	Registration Name
S-8	33-67849	KEMET Corporation 1995 Executive Stock Option Plan
S-8	33-60092	KEMET Employee Savings Plan
S-8	33-96226	KEMET 1992 Key Employee Stock Option Plan
S-3	33-98912	KEMET 1992 Executive Stock Option Plan

Our report refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142., "Goodwill and Other Intangible Assets," and SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets" effective April 1, 2002.

/s/ KPMG LLP KPMG LLP
Greenville, South Carolina June 6, 2003

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  Exhibit 23.1